SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23333	91-1863696
State or other jurisdiction Of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Timberland Bancorp, Inc. (the “Company”) and its financial institution subsidiary, Timberland Bank (“Bank”), announced that Michael R. Sand retired from the Chief Executive Officer positions at the Company and the Bank on January 31, 2023.  Mr. Sand will continue to serve on the Boards of Directors of the Company and the Bank.

(c) As a result of Mr. Sand’s retirement, Dean J. Brydon, age 56, was appointed as the Chief Executive Officer of the Company and the Bank, effective February 1, 2023.  Mr. Brydon has been affiliated with the Bank since 1994 and has served as President of the Company and the Bank since January 24, 2022. Mr. Brydon has served as the Chief Financial Officer of the Company and the Bank since January 2000. Previously Mr. Brydon had served as Secretary of the Company and the Bank from January 2004 to January 2022.  Mr. Brydon is a Certified Public Accountant.

Jonathan A. Fischer, age 49, who has been affiliated with the Bank since October 1997 and has served as Chief Operating Officer of the Company and the Bank since August 2012, was promoted to President and Chief Operating Officer of the Company and the Bank, effective February 1, 2023.  Mr. Fischer has served as Secretary of the Company and the Bank since January 2022.  Prior to that, Mr. Fischer had served as the Chief Risk Officer from October 2010 to January 2014.

Marci A. Basich, age 54, who has been affiliated with the Bank since 1999 and has served as Treasurer of the Company and the Bank since August 2001, was appointed as the Chief Financial Officer of the Company and the Bank, effective February 1, 2023.  Ms. Basich is a Certified Public Accountant.

The Company also announced that Pamela L. Nygaard, age 64, was promoted to Treasurer of the Company and the Bank. Ms. Nygaard has been affiliated with Bank since September 2019 and has served as the Assistant Treasurer of the Company and the Bank since then.  Ms. Nygaard is a graduate of California State University and has an Executive MBA from Saint Mary’s College.  Ms. Nygaard has 30 years of accounting and management experience.

(d) As a result of his appointment as the Chief Executive Officer, Mr. Brydon will also be appointed to the Boards of Directors of both the Company and Bank.  Mr. Brydon will be not appointed to any committees as they are comprised solely of non-employee directors.

There are no family relationships between Mr. Brydon and any director or other executive officer of the Company or the Bank and Mr. Brydon was not appointed as a director pursuant to any arrangement or understanding with any person. Mr. Brydon has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 1, 2023, the Company’s Board of Directors amended the Company’s Bylaws by increasing the number of directors from eight (8) to nine (9), in connection with the addition of Mr. Brydon to the Board of Directors.  For further information please see the Amended and Restated Bylaws of the Company, a copy which is attached hereto as Exhibit 3.2.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

3.2 Amended and Restated Bylaws of Timberland Bancorp, Inc.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: February 1, 2023	By: /s/ Dean J. Brydon
Dean J. Brydon Chief Executive Officer